Exhibit 99.1
Presentation to the holders of the 9.5% Senior Unsecured Notes October 16, 2009

Forward Looking Statements Forward Looking Statements Information in this presentation regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, the ability to implement price increases, demand for consumer products for which Tronox’s businesses supply raw materials, the market for raw materials that Tronox uses to produce TiO2, its inability to predict the prices of such raw materials, the financial resources of competitors, the market for debt and/or equity financing, changes in laws and regulations, the ability to respond to challenges in international markets, changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this presentation. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s filings with the SEC including its Annual Report on Form 10-K for the year ended December 31, 2007, available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Current status of the chapter 11 cases of Tronox Incorporated and certain of its affiliates ? Tronox has made substantial progress in its chapter 11 cases in recent months ? Tronox has continued its strategy for maximizing value for all stakeholders, which involves a “dual-track” process of concurrently pursuing a potential sale through section 363 of the Bankruptcy Code or a potential standalone reorganization ? 363 Sale Process: The sale of substantially all of Tronox’s operating assets is required by the terms of Tronox’s existing debtor in possession financing facility Tronox signed a “stalking horse” purchase agreement with affiliates of Huntsman Corporation for the sale of substantially all of Tronox’s operating assets for $415 million The purchase agreement allows for a 90-day period to pursue a dual-track process The Bankruptcy Court has approved bidding procedures for an auction, including certain bid protections for Huntsman as the “stalking horse” bidder Tronox is currently marketing the assets and soliciting alternative offers for the auction As part of the 363 sale process, Tronox has certain time constraints (which have been approved by the Bankruptcy Court): December 1, 2009 — Binding bids must be received December 8, 2009 — Auction December 10, 2009 — Sale Hearing

Current status of the chapter 11 cases of Tronox Incorporated and certain of its affiliates ? Stand-alone reorganization: To successfully complete a consensual stand-alone plan of reorganization, Tronox must (i) reach a negotiated settlement with its claimants (environmental claimants, tort claimants, bondholders) on the form and structure of a reorganization plan and (ii) raise exit financing sufficient to fund its emergence from Chapter 11 As part of the stand-alone plan of reorganization process, Tronox has certain time constraints: Initial non-binding indications of interest were due on Friday October 16, 2009 (although proposals submitted after that date will obviously be considered) Binding exit financing commitment letters are being requested by November 9, 2009 Prior to December 10, 2009, Tronox has the right to terminate the Huntsman purchase agreement and pay the breakup fee to Huntsman if it determines that pursuing the stand-alone plan of reorganization is in the best interest of the estates ? Tronox believes that, in addition to the exit facility, equity or other capital may be necessary to fund the obligations under a chapter 11 plan of reorganization. As a result, Tronox is interested in engaging with any holder of 9.5% Senior Unsecured Notes to the extent they may want to participate in the funding of a stand-alone plan of reorganization

Current status of the chapter 11 cases of Tronox Incorporated and certain of its affiliates Please see below a list of preliminary sources and uses needed for fund a plan of reorganization: Proposed Financing — Preliminary Sources and Uses excluding balance sheet cash ($ in millions) Sources Amount Uses Amount Excludes the recent $24 New Working Capital Facility — DIP Facility $54 million DIP Exit Financing (1) pay-down [$ 408] DIP Letters of Credit 8 Pre-Petition Revolver 110 Pre-Petition Letters of Credit 71 Pre-Petition Term Loan 103 Secured Tax Claims 6 Administrative Claims (2) 20 Environmental Remediation Trust (3) TBD Other Trust Funding (3) (4) TBD Break-Up Fee, Exp. Reimbursement 15 Transaction Fees 21 Total Sources [$408] Total Known Uses [$408] Notes: (1) Subject to an increase for the funding of certain trusts to be established under a plan of reorganization (2) Consists primarily of secured hedge claims, 503(b)(9) claims, professional fees, cure payments and 2009 KEIP payments (3) Subject to negotiated Plan of Reorganization (4) To include a trust to fund the Anadarko Litigation and potentially other trusts

Current status of the chapter 11 cases of Tronox Incorporated and certain of its affiliates ? Questions and Answers